EXHIBIT 32.1

CERTIFICATION REQUIRED BY
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934

SECTION 1350 CERTIFICATION

     In connection with the Quarterly Report of Origen Financial, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, Ronald A. Klein and W. Anderson Geater, Jr., hereby certify pursuant to 18 U.S.C. Section 1350, that, to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald A. Klein	Dated: May 16, 2005

Ronald A. Klein, Chief Executive Officer

/s/ W. Anderson Geater, Jr.,	Dated: May 16, 2005

W. Anderson Geater, Jr., Chief Financial Officer